EXHIBIT 1(b)


                            FLORIDA POWER & LIGHT COMPANY

                         SECURED MEDIUM-TERM NOTES, SERIES
                                                           --

                                DISTRIBUTION AGREEMENT
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                                                            [Date]

          [Names and Addresses of Agents]


          Ladies and Gentlemen:

             The undersigned, Florida Power & Light Company, a Florida corporation ("FPL"), hereby confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") as follows:

             1.   APPOINTMENT OF AGENTS.
                  ---------------------

             (a) FPL has authorized by appropriate corporate action and proposes to issue and sell in the manner contemplated by this
             agreement up to $              aggregate principal amount of
                              ------------
             Securities (as defined in Section 3(a) hereof) registered pursuant to the Registration Statement (as defined in Section 3(a) hereof).

             (b) Subject to the terms and conditions stated in this agreement, FPL hereby appoints each of you as Agent for the purpose of offering and selling the Securities. FPL reserves the right to sell the Securities on its own behalf directly to investors and, from time to time, to appoint additional agents to sell the Securities, provided that FPL shall furnish the Agents with reasonable advance notification of the addition of any agent to sell the Securities and further provided that each such additional agent shall be required to execute a distribution agreement in form and substance substantially similar to this agreement, except that FPL and each such additional agent may change the form and substance of the commission rate schedule contained in each respective distribution agreement in any manner acceptable to FPL and such additional agent. FPL further reserves the right to change the principal amount of Securities to be sold by the Agents pursuant to this agreement, provided that FPL shall furnish the Agents with reasonable advance notification of such change. The foregoing shall not be construed to prevent FPL from selling at any time any of its securities, including the Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such securities. In the event that FPL shall sell securities during the period between the time at which FPL has accepted an offer to purchase Securities solicited by an Agent from such purchaser under the terms and conditions of this agreement and the Settlement Date (as defined in Section 4 hereof) and such sale directly results in the failure of such purchaser to accept delivery or pay for the Securities, FPL shall be obligated to pay the Agent a commission in respect of such Securities to be calculated in accordance with Exhibit B attached hereto.

             (c) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of FPL, to use its reasonable best efforts when requested by FPL to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus (as defined in Section 3(a) hereof) and the Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the "Procedures").

             (d) Administrative procedures relating to the offer and sale of the Securities, the issue and delivery of certificates representing the Securities and payment for the Securities are set forth in the Procedures. Each Agent and FPL agree to perform the respective duties and obligations to be performed by each of them as provided in the Procedures. The Procedures may be amended only by a written agreement between FPL and the Agents. The Agents agree that the principal amount of Securities to be offered and sold from time to time, the prices, the interest rates or the method, if any, of determining such interest rates, the maturities, redemption provisions, and other terms at which the Securities are to be offered and sold will be in compliance with limitations established by FPL with the Agents in accordance with the Procedures.

             (e) Promptly upon the Settlement Date, each Agent will be paid a commission for such Agent's services in acting as an agent for FPL in the sale of the Securities and not for a purchase by such Agent as principal, in accordance with the schedule set forth in Exhibit B hereto.

             (f) Upon execution of this Distribution Agreement by FPL and each Agent, it is agreed that the Distribution Agreement,
             dated              ("Prior Distribution Agreement"), among FPL
                   ------------
             and each of the Agents is terminated in accordance with
             Section 11 of such Prior Distribution Agreement.

             2.   DESCRIPTION OF SECURITIES.  FPL proposes to issue the
                  -------------------------
          Securities under its Mortgage and Deed of Trust, dated as of January 1, 1944, to Bankers Trust Company, as Trustee (the "Trustee"), and The Florida National Bank of Jacksonville (now resigned), as heretofore supplemented, pursuant to the
                       Supplemental Indenture relating to a principal
          ------------
          amount not to exceed $               of First Mortgage Bonds,
                                --------------
          designated Secured Medium-Term Notes, Series    (the "Series
                                                       --              --
          Notes") dated as of             (the "Supplemental Indenture"),
                              -----------
          previously delivered to the Agents.  On the date hereof,
          $               aggregate principal amount of such Series
           --------------                                           --
          Notes remain unissued under the Supplemental Indenture. The Mortgage and Deed of Trust as it may be supplemented as of any Settlement Date is hereafter called the "Mortgage".

             The Securities shall have the maturities, interest rates or the method, if any, of determining interest rates, redemption provisions, and other terms as set forth in the Prospectus. The Securities will be issued, and the terms thereof established, from time to time by FPL in accordance with the Mortgage and the Procedures.

             3.   REPRESENTATIONS AND WARRANTIES OF FPL.  FPL represents
                  -------------------------------------
          and warrants to each Agent that:

             (a) It has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus ("registration statement
             No. 33-61390"), for the registration of $1,220,300,000
             aggregate principal amount of its First Mortgage Bonds under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has been declared effective by the Commission. FPL also filed with the Commission a registration statement on Form S-3, including a prospectus
             ("registration statement No.         ") for the registration
                                         ---------
             of $210,000,000 of its First Mortgage Bonds, which registration statement has been declared effective by the Commission. All but $290,000,000 principal amount of First Mortgage Bonds registered with the Commission under the Securities Act pursuant to registration statement
             No. 33-61390, as amended, have been previously issued. Subsequent to the date hereof, it will file with the Commission any additional registration statement or registration statements ("Subsequent Registration Statement") with respect to its First Mortgage Bonds necessary to assure that Securities (as defined below) offered and sold in accordance with the terms of this Distribution Agreement are registered under the Securities Act. References herein to the term "Registration Statement" as of any given date shall
             initially mean registration statement No.         and
                                                      -------
             registration statement No. 33-61390, each as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to
             Item 12 of Form S-3 ("Incorporated Documents"). If FPL files a Subsequent Registration Statement with respect to its First Mortgage Bonds which FPL has notified the Agents will be available for offer and sale in accordance with the terms of this Distribution Agreement ("Future Bonds"), at and after the time such Subsequent Registration Statement is declared effective by the Commission, references herein to the term "Registration Statement" as of any given date shall mean such Subsequent Registration Statement and, until such time as all First Mortgage Bonds registered pursuant to registration statement No. 33-63190 and/or registration statement
             No.            ("Current Bonds") have been issued and sold
                -----------
             (assuming that all Current Bonds are issued and sold before any Future Bonds) or deregistered, as the case may be, said registration statement No. 33-63190 and/or registration
             statement No.           , each as may be amended or
                          ----------
             supplemented at such time, including as of such time all Incorporated Documents. References herein to the term "Prospectus" at a particular time shall mean the combined prospectus forming a part of registration statement
             No.              or, after the Subsequent Registration
                ------------
             Statement is declared effective by the Commission, the prospectus or combined prospectus forming a part of the Subsequent Registration Statement, each as may be supplemented by a prospectus supplement or prospectus supplements relating to, as the case may be, Current Bonds or Future Bonds, designated as Secured Medium-Term Notes, Series
                                                            ---
             ("Securities"), proposed to be filed pursuant to Rule 424(b) of the general rules and regulations of the Securities Act ("Rule 424"), and as it may have been amended or supplemented at such time (other than, when referring to the Prospectus relating to a particular offering of Securities, amendments or supplements relating to Securities other than the Securities being offered at a particular time), including all Incorporated Documents. References herein to the term "Effective Date" shall be deemed initially to refer to the later of the time and date registration statement
             No.            was declared effective or the time and date of
                ----------
             the filing thereafter of FPL's most recent Annual Report on Form 10-K and, after any Subsequent Registration Statement has been declared effective by the Commission, references to the term "Effective Date" shall be deemed to refer to the later of the time and date the Subsequent Registration Statement was declared effective or the time and date of the filing thereafter of FPL's most recent Annual Report on Form 10-K. For purposes of this agreement, any Incorporated Document filed with the Commission shall be deemed an amendment to the Registration Statement and a supplement to the Prospectus.

             (b) At the Effective Date, the Registration Statement fully complied, and on each date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (such date, the "Rule 424 Date") and on any Settlement Date, the Prospectus and the Mortgage will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the "1939 Act"), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; at the Effective Date, the Registration Statement did not contain, and on any Settlement Date, the Registration Statement will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on each Rule 424 Date and on any Settlement Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and the Incorporated Documents when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this subsection (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Agents for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility and Qualification on Form T-1, or amendments thereto, of the Trustee under the Mortgage.

             (c) The financial statements included as part of or incorporated by reference in the Prospectus present fairly the financial condition and operations of FPL at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement; and Deloitte & Touche LLP, who have audited the audited financial statements, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

             (d) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of FPL nor has any material transaction been entered into by FPL other than changes and transactions contemplated by the Registration Statement and Prospectus, and transactions in the ordinary course of business. FPL has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

             (e) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of FPL to be fulfilled have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, as amended (the "Charter"), by-laws and applicable law, and the Securities when issued and delivered as provided herein will constitute legal, valid and binding obligations of FPL in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies.

             (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL's Charter or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL of any Federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL.

             (g) All the property to be subjected to the lien of the Mortgage will be adequately described therein.

             4.   SETTLEMENT.  Delivery of Securities in fully registered
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          form shall be made in accordance with the Procedures.  The date of authentication and issuance of the Global Security (as defined in the Procedures attached hereto) sold against delivery to FPL of funds in payment therefor is herein called the "Settlement Date." Delivery of, and payment for, Securities sold to the Agents as principal shall be made in accordance with the Terms Agreement (as defined in Section 12 hereof) relating to such Securities.

             5.   OBLIGATIONS OF AGENTS.
                  ---------------------

             (a) In soliciting purchases of the Securities from FPL by others (including customers of the Agents), each Agent will be acting as sales agent for FPL and not as principal. Each Agent will use its reasonable best efforts to solicit and receive offers to purchase the Securities on behalf of FPL as contemplated hereby; provided, that each Agent in its sole discretion may suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Securities. In any transaction where an Agent has acted as agent for FPL and has not purchased as principal, the Agent will make reasonable efforts to obtain performance by each purchaser of Securities from FPL, but the Agent will not have any liability to FPL in the event any such purchase is not consummated for any reason. FPL also understands that under no circumstances shall an Agent be obligated to purchase any Securities for its own account except to the extent that such Agent has acted as principal in purchasing Securities or has made a firm commitment with FPL in connection with an offering which has been expressly authorized by FPL and agreed to by such Agent. Unless FPL and the Agents shall otherwise agree, all purchases by an Agent as principal shall be made pursuant to a Terms Agreement.

             (b) Each Agent agrees that in carrying out the transactions contemplated by this agreement, it will observe and comply with all securities or blue sky laws, regulations, rules and ordinances in any jurisdiction in which the Securities may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to publicly issue any circular relating to the Securities other than the Prospectus, except in any case with the express consent of FPL.

             6.   COVENANTS OF FPL.  FPL agrees:
                  ----------------

             (a) To advise the Agents (i) when any amendment to the Registration Statement, except any Incorporated Documents, has become effective or any supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information with respect to the Registration Statement or the Prospectus, (iii) of the issuance by the Commission of any "stop order" suspending the effectiveness of the Registration Statement or the institution, or advice from the Commission that it is considering the institution, of any proceeding for that purpose, and (iv) of the receipt by FPL of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. FPL will use its best efforts to prevent the issuance of any such "stop order" and, if issued, to obtain as soon as possible the withdrawal thereof. FPL will not file any amendment to the Registration Statement or supplement to the Prospectus unless FPL has furnished the Agents through Winthrop, Stimson, Putnam & Roberts, who are acting as counsel for the Agents ("Counsel for the Agents") copies for its review prior to filing, except that FPL is not required to so furnish the Agents with copies of any amendment to the Registration Statement or supplement to the Prospectus if such amendment or supplement is a Form 8-K filed solely for the purpose of filing, pursuant to Item 601 of Regulation S-K, exhibits unrelated to the transactions contemplated by this Distribution Agreement;

             (b) To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the blue sky laws of such jurisdictions as the Agents may designate and will pay filing fees in connection with such qualification, in the aggregate not exceeding $5,000, provided that FPL shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdictions, or to meet other requirements deemed by FPL to be unduly burdensome;

             (c) To prepare and file, from time to time, such statements and reports as are or may be required of it as the issuer of the Securities to continue such qualifications under such securities laws in effect for so long as this agreement remains in effect;

             (d) To furnish to the Agents and Counsel for the Agents one signed copy of the Registration Statement, or if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL to be in the form as originally filed, including Incorporated Documents and all exhibits except those incorporated by reference, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. FPL will furnish the Agents as soon as practicable after the date of this agreement as many copies of the Prospectus as the Agents may reasonably request for the purposes contemplated by the Securities Act;

             (e) To deliver to the Agents without charge as soon as practicable after the Registration Statement and each post-effective amendment thereto becomes effective, and as soon as practicable after each supplement to the Prospectus has been filed, as many copies of the Prospectus as then amended or supplemented as the Agents may reasonably request for the purposes contemplated by the Securities Act;

             (f) To file timely all reports, and amendments thereto, required to be filed by FPL with the Commission pursuant to
             Section 13 or 15(d) of the Exchange Act subsequent to the original effective date of the Registration Statement and for so long as this agreement shall remain in effect and to deliver to the Agents without charge promptly after the filing thereof as many copies of each such report and amendment (excluding exhibits) as the Agents may reasonably request;

             (g) To deliver to the Agents, so long as this agreement shall remain in effect, as promptly as possible copies of any published reports of FPL to its security holders, including any annual report and quarterly reports of FPL, and any other financial reports made generally available to its security holders;

             (h) If an earnings statement is not included in a quarterly report of FPL to its security holders, to make generally available to its security holders once in each calendar quarter, commencing with the quarter beginning after the date of this agreement and ending with the first calendar quarter after the quarter which ends twelve consecutive months after the end of the calendar quarter in which the last sale of Securities effected pursuant hereto occurs, an earnings statement (which need not be audited) of FPL in reasonable detail, covering a period of twelve consecutive months ending at the close of the next preceding calendar quarter, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

             (i) So long as this agreement remains in effect and at any time thereafter when delivery of a prospectus shall be required by the Securities Act in connection with the sale of any of the Securities or resale of any Securities purchased by the Agents as principal hereunder, if any event relating to or affecting FPL, or of which FPL shall be advised in writing by the Agents shall occur, which, in FPL's opinion, should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered, FPL will forthwith (i) notify the Agents promptly to suspend offers for sale and solicitations of purchases of the Securities, and promptly after the receipt of such notice the Agents will suspend offers for sale and solicitations of purchases of the Securities and cease using the Prospectus and (ii) at its expense prepare and furnish to the Agents a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as so supplemented or amended it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances when the Prospectus is delivered, not misleading (provided that should such event relate solely to the activities of any of the Agents, then the Agents shall assume the expense of preparing and furnishing copies of any such amendment or supplement) and will advise the Agents when they may resume solicitation of offers to purchase the Securities;

             (j) To pay all expenses, fees and taxes (but not including any transfer taxes) in connection with (i) the preparation and filing and printing of copies of the Registration Statement and amendments thereto and the Prospectus and amendments and supplements thereto, including in each case all Incorporated Documents, and this agreement, (ii) the issue and delivery of the Securities, (iii) the qualification for offer and sale of the Securities under state securities laws as aforesaid (subject to the limit on such expenses and fees specified in Section 6(b) hereof) and (iv) the preparation, execution and delivery of the Supplemental Indenture. FPL also agrees to pay or reimburse the Agents for the reasonable fees and expenses of Counsel for the Agents for their continuing advice and services in connection with the transactions contemplated hereby including advice and services in connection with any Subsequent Registration Statement and (unless otherwise specified in a Terms Agreement) any purchase by the Agents or any Agent pursuant to Section 12 hereof. Semi-annually the Agents agree to notify FPL in writing in reasonable detail of such fees and expenses of Counsel for the Agents; and

             (k) Promptly after the execution of this agreement FPL will reimburse the Agents for the reasonable fees and expenses of Counsel for the Agents and other out-of-pocket expenses of the Agents related to the Agents' services in connection with the implementation of the program for the offer and sale of the Securities as contemplated hereby not exceeding in the
             aggregate $         (exclusive of fees and expenses referred
                        --------
             to in Sections 6(b) and 6(j) hereof).

             7.   CONDITIONS OF AGENTS' OBLIGATIONS.  The obligations of
                  ---------------------------------
          the Agents to act and continue to act as Agents hereunder, and the obligation of the Agents to purchase Securities as principal pursuant to any Terms Agreement, shall be subject to the accuracy of, and compliance with, the representations and warranties of FPL contained herein at the date of this agreement and any Settlement Date (except for immaterial details), to the performance by FPL of its obligations to be performed hereunder (except for immaterial details) and to the following conditions:

             (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect; no order of the Commission directed to the adequacy of any Incorporated Document shall have been issued; no proceedings for either such purpose shall be pending before, or threatened by, the Commission; at the date of this agreement the Agents shall have received a certificate signed by FPL to the effect that, to the best of its knowledge, no such order is in effect and no proceedings for such purpose are pending before, or, to the knowledge of FPL, threatened by, the Commission; and all requests for additional information with respect to the Registration Statement or the Prospectus on the part of the Commission shall have been complied with by FPL to the reasonable satisfaction of the Agent.

             (b) At the date of this agreement, the Agents shall have received from Steel Hector & Davis LLP, counsel to FPL, a favorable opinion (with a copy thereof for each of the Agents), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Agents, to the effect that:

                  (i) FPL is validly organized and existing corporation and is in good standing under the laws of the State of Florida, and is doing business in that State, and has valid franchises, licenses and permits adequate for the conduct of its business;

                  (ii) FPL is a corporation duly authorized by its Charter to conduct the business which it is now conducting as set forth in the Prospectus; FPL is subject, as to retail rates and services, issuance of securities, accounting and certain other matters, to the jurisdiction of the Florida Public Service Commission; and FPL is subject, as to wholesale rates, accounting and certain other matters to the jurisdiction of the Federal Energy Regulatory Commission;

                  (iii) the Mortgage has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding instrument and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies;

                  (iv) the Securities will, when issued and paid for as contemplated herein, be valid and binding obligations of FPL and, assuming payment of intangible tax and document excise tax in accordance with the Procedures, such Securities will be enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies, and will be entitled to the benefit of the security afforded by the Mortgage;

                  (v) the Registration Statement, at the Effective Date, and the Prospectus at the Rule 424 Date (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein and except for those parts of the Registration Statement that constitute a Statement of Eligibility and Qualification on Form T-1, or amendments thereto, upon which such opinion need not pass) complied as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder and the Incorporated Documents (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such opinion need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder. The Registration Statement is, at the date of this agreement, effective under the Securities Act, and to the best of the knowledge of said counsel, no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act;

                  (vi) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or by-laws of FPL, or any indenture, mortgage, deed of trust or other agreement or instrument the terms of which are known to such counsel to which FPL is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of FPL;

                  (vii) nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein and except for those parts of the Registration Statement that constitute a Statement of Eligibility and Qualification on Form T-1, or amendments thereto, upon which such opinion need not pass), at the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Rule 424 Date and at the date of such opinion (except as aforesaid), included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, provided that such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified;

                  (viii) the Securities are being issued and sold pursuant to the authority contained in an order of the Florida Public Service Commission, which authority is adequate to permit the issuance and sale of the Securities during the calendar year. To the best of the knowledge of said counsel, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the blue sky laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Securities;

                  (ix) the Securities conform, as to legal matters, with the statements concerning them made under the headings "New Bonds" and "Certain Terms of the Offered Notes" in the Prospectus;

                  (x)  the Mortgage is duly qualified under the 1939 Act;

                  (xi) this agreement has been duly and validly authorized, executed and delivered by FPL;

                  (xii) as to the Mortgaged and Pledged Property, as defined in the Mortgage, FPL has satisfactory title to any easements and personal properties, and good and marketable or insurable title in fee simple to any other real properties (except as FPL's interest is stated to be otherwise), subject only to Excepted Encumbrances, as defined in the Mortgage, to any lien, if any, existing or placed thereon at the time of acquisition thereof by FPL, to minor defects and encumbrances customarily found in the case of properties of like size and character and which, in the opinion of said counsel, would not impair the use thereof by FPL (all of which title exceptions, encumbrances, liens and defects are hereinafter referred to as "Exceptions"), and to the lien of the Mortgage; the Mortgage constitutes a valid, direct, and first mortgage lien upon the Mortgaged and Pledged Property now owned by FPL, subject, however, to the Exceptions and as set forth in the last sentence of this paragraph; and the description of properties in the Mortgage is adequate to constitute the Mortgage a lien on Mortgaged and Pledged Property hereafter acquired by FPL, subject, however, to the Exceptions and except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies. Mortgaged and Pledged Property acquired after the most recent recording of a supplemental indenture may also be subject to possible rights of others which may attach prior to recordation of a supplemental indenture subsequent to the acquisition of such property.

                  (xiii) except as stated or referred to in the Prospectus, there are no material pending legal proceedings to which FPL is a party or of which property of FPL is the subject which if determined adversely would have a material effect on FPL, and, to the best of the knowledge of said counsel, no such proceeding is known to be contemplated by governmental authorities; and

                  (xiv) the information contained in the Prospectus which is stated therein to have been made in reliance upon the authority of said counsel or is specifically attributed to them, has been reviewed by them and is correct.

                  In said opinion such counsel may rely as to all matters
             of New York law on an opinion of Reid & Priest LLP and as to matters relating to Mortgaged and Pledged Property located in the State of Georgia on (i) prior opinions provided to FPL on matters of Georgia law and (ii) a current opinion from Georgia counsel.

             (c) At the date of this agreement, the Agents shall have received from Reid & Priest LLP, counsel to FPL, a favorable opinion (with a copy thereof for each of the Agents), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Agents, to the same effect with respect to matters enumerated in paragraphs (iii) through
             (xi) of subsection (b) of this Section 7. In said opinion such counsel may rely as to all matters of Florida law on the opinion of Steel Hector & Davis LLP, and will not pass upon the incorporation of FPL, titles to property, franchises or the lien of the Mortgage.

             (d) At the date of this agreement, the Agents shall have received from Counsel for the Agents a favorable opinion (with a copy thereof for each of the Agents) to the same effect with respect to the matters enumerated in (iii) - (v) and (vii) -
             (xi) of Subsection (b) of this Section 7. In said opinion such counsel may rely as to all matters of Florida law on the opinion of Steel Hector & Davis LLP, and will not pass upon the incorporation of FPL, titles to property, franchises or the lien of the Mortgage.

             (e) At the date of this agreement, each of the Agents shall have received from Deloitte & Touche LLP a letter to the effect that (i) they are independent public accountants with respect to FPL within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of a reading of the unaudited condensed consolidated financial statements of FPL incorporated by reference in the Prospectus, the latest available interim unaudited consolidated financial statements of FPL since the close of FPL's most recent audited fiscal year, the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors, the Stock Issuance Committee of the Board of Directors, and the Shareholder of FPL since the end of the most recent audited fiscal year, and inquiries of officials of FPL who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representation as to the sufficiency of such procedures for the several Agents' purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of FPL incorporated by reference in the Prospectus (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Prospectus, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL incorporated by reference in the Prospectus, (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of this agreement there was any change in the common stock, additional paid-in capital, preferred stock or long-term debt of FPL and its subsidiaries, or decrease in their net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in the Prospectus, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter, or (c) for the period from the date of the most recent consolidated balance sheet incorporated by reference in the Prospectus to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of this agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income or net income available to FPL Group, Inc., except in all instances for decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Prospectus and
             Exhibit 12 to the Registration Statement and such other items as the Agents may reasonably request.

             (f) Since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there shall have been no material adverse change in the business, properties or financial condition of FPL, except as reflected in or contemplated by the Registration Statement and Prospectus, and since such dates there shall have been no material transaction entered into by FPL other than transactions disclosed by the Registration Statement and the Prospectus, and transactions in the ordinary course of business; and at the date of this agreement the Agents shall have received a certificate to such effect, signed by FPL.

             (g) The Agents shall have received any certificate required by Section 8(b) hereof.

             (h) On the first Settlement Date occurring in each calendar year, Steel Hector & Davis LLP and Reid & Priest LLP shall each provide to the Agents an opinion dated the Settlement Date to the effect provided in Section 7(b)(viii).

             (i) There shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Securities on the terms herein stated or contemplated, and containing no provision unacceptable to the Agents by reason of the fact that it is materially adverse to FPL; and at the date of this agreement the Agents shall have received a certificate to such effect, signed by FPL.

             (j) All legal proceedings to be taken in connection with the issuance and sale of the Securities shall have been satisfactory in form and substance to Counsel for the Agents.

             In case any of the conditions specified above in this
          Section 7 shall not have been fulfilled, the Agents shall have no further obligation to proceed with any offering, sale, or any solicitation of purchase of the Securities or any purchase by the Agents as principal of the Securities pursuant to any Terms Agreement or otherwise.

             8.   FURTHER REPRESENTATIONS AND WARRANTIES BY FPL.  FPL
                  ---------------------------------------------
          represents and warrants, and agrees with the Agents, that:

             (a) Each authorization by FPL to the Agents to offer for sale, or solicit purchases of, the Securities as provided in the Procedures and each purchase of Securities by the Agent as principal pursuant to any Terms Agreement shall be deemed to be an affirmation that the representations and warranties of FPL contained in this agreement are true and correct at the time of such authorization or at the date of such Terms Agreement, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery of and payment for Securities sold pursuant to such authorization or Terms Agreement as provided in
             Section 4 hereof or in such Terms Agreement, in each case as though made at and as of each such time or date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to each such time or date);

             (b) Delivery for Securities at each Settlement Date shall be deemed to be a certification by FPL that (i) all intangible and document excise taxes payable in accordance with Settlement Procedure E of the Procedures have been duly paid and (ii) any resolutions of the Board of Directors of FPL or the Finance Committee of FPL's Board of Directors establishing the Securities and authorizing their execution, authentication and delivery pursuant to this agreement have not been amended or superseded and remain in full force and effect; provided that if such resolutions have been amended or superseded, at each such Settlement Date occurring on or after such resolutions shall be amended or superseded, FPL shall provide the Agents with a certificate signed by FPL to the effect that such resolutions have been so amended or superseded and attaching to such certificate a copy of the resolutions as amended or the superseding resolutions together with the opinions of Steel Hector & Davis LLP and Reid & Priest LLP, each dated the Settlement Date, to the effect provided in
             Section 7(b)(iv).

             (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except
             (i) supplements or amendments relating solely to the sale of the Securities, (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes and (iii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K) or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall furnish or cause to be furnished forthwith to the Agents a certificate in form and substance satisfactory to the Agents in their reasonable judgment to the effect that the statements contained in the certificate referred to in Section 7(f) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such a certificate, a certificate, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the certificate referred to in said Section 7(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

             (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except
             (i) supplements or amendments relating solely to the sale of the Securities, (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes and (iii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K) or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall furnish or cause to be furnished forthwith to the Agents written opinions of Steel Hector & Davis LLP and Reid & Priest LLP, counsel to FPL, dated the date of delivery thereof and in form and substance satisfactory to Counsel for the Agents, of the same tenor as the opinions required by clauses (v), (vii) and (ix) of
             Section 7(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions or, in lieu of such opinions, such counsel may furnish to the Agents a letter to the effect that the Agents may rely on such last opinions to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

             (e) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from FPL's financial statements, or any document containing financial information so included or derived shall be filed under the Exchange Act and incorporated by reference in the Prospectus or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall cause Deloitte & Touche LLP to furnish to the Agents a letter, dated five business days after the date of filing such amendment or supplement or document with the Commission, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the letter referred to in
             Section 7(e) hereof but with appropriate modifications to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter and as may be necessary to reflect changes in the financial information included or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented since the date of the last previous such letter furnished to the Agents; provided, however, that no letter need be furnished (except that if the Agents reasonably request, a letter addressing solely the matters described in
             Section 7(e)(iv) hereof shall be furnished) with respect to year-end audited financial statements of FPL if copies of such audited financial statements are delivered to the Agents; and

             (f) Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this agreement, FPL should deliver to the Agents notification of its decision to suspend any sale of Securities hereunder, then during the period of any such suspension or suspensions FPL shall be relieved of its obligation to provide to the Agents the certificate, opinions and letter required pursuant to Sections 8(c), 8(d) and 8(e) hereof. However, whenever such a suspension is lifted, FPL shall be required to deliver to the Agents, prior to the resumption of any sale of Securities hereunder, the most recent certificate, opinions and letter which would have been required except for the suspension.

             9.   INDEMNIFICATION.
                  ---------------

             (a) FPL agrees to indemnify and hold harmless each Agent and each person who controls such Agent within the meaning of
             Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, and to reimburse each such Agent and each such controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the Effective Date of the Registration Statement), including all Incorporated Documents, or in the Registration Statement or the Prospectus, or in the Registration Statement or Prospectus, as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or to FPL in writing by or on behalf of any such Agent, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute a Statement of Eligibility and Qualification on Form T-1 and provided, further, that the indemnity agreement contained in this paragraph in respect of any preliminary prospectus shall not inure to the benefit of such Agent (or of any person controlling such Agent) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any person if such Agent shall have failed to send or give to such person
             (i) with or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of written confirmation of the sale involved, but exclusive of any Incorporated Documents unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement is not corrected in such amendment or supplement at the time of confirmation, or (ii) with or prior to the delivery of such Securities to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Securities to such person, exclusive of any Incorporated Documents unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such delivery. Each Agent agrees promptly to notify FPL, and each other Agent, of the commencement of any litigation or proceedings against it or any such controlling person in connection with the issuance and sale of the Securities.

             (b) Each Agent agrees to indemnify and hold harmless FPL, its officers and directors, and each person who controls any thereof within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished herein or to FPL in writing by or on behalf of such Agent, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of each Agent contained in this paragraph shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or its directors or any such controlling person, and shall survive the delivery of the Securities. FPL agrees promptly to notify each Agent of the commencement of any litigation or proceedings against FPL (or any controlling person thereof) or any of its officers or directors in connection with the issuance and sale of the Securities.

             (c) FPL and each of the Agents agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

             10.  SURVIVAL.  The indemnity agreements contained in
                  --------
          Section 9 hereof and the representations, warranties and other statements of FPL and the Agents set forth in this agreement or any Terms Agreement or made by FPL and the Agents pursuant to this agreement or any Terms Agreement shall remain in full force and effect, regardless of (i) any termination of this agreement,
          (ii) any investigation made by or on behalf of the Agents or any of their controlling persons or by or on behalf of FPL or any of its officers, directors or controlling persons and
          (iii) acceptance of delivery of and payment for Securities sold hereunder.

             11.  TERMINATION.
                  -----------

             (a) This agreement may be terminated at any time by any party hereto upon the giving of written notice of such termination to the other parties hereto effective at the close of business on the date such notice is received. In the event of any such termination, no party shall have any liability to any other party hereto, except as provided in Section 1(e),
             Section 5(b), Section 6(b), (i), (j) and (k) and Section 9 hereof and except that, if at the time of any such termination the Agents shall have previously confirmed sales of Securities for which delivery and payment has not yet been made, FPL shall remain obligated in respect of such sales as provided in
             Section 4 hereof and shall continue to have the obligations provided in Section 8 hereof until delivery of and payment for all Securities so sold have been completed.

             (b) The Agents may terminate a Terms Agreement by delivering written notice thereof to FPL, at any time prior to the Settlement Date specified therein if (i) prior to such time there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or there shall have been established by The New York Stock Exchange, Inc. or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (ii) there shall have occurred any new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date of such Terms Agreement or other national or international calamity or crisis, the effect of any such event specified in
             (i) or (ii) above on the financial markets of the United States shall be such as to make it impracticable for the Agent to enforce contracts for the sale of Securities. A Terms Agreement may also be terminated at any time prior to the Settlement Date specified therein if in the judgment of the Agents the subject matter of any amendment or supplement to the Registration Statement or the Prospectus prepared and furnished by FPL reflects a material adverse change in the business, properties or financial condition of FPL which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Securities to be purchased under such Terms Agreement. Any termination of a Terms Agreement shall be without liability of any party to any other party except as otherwise provided in
             Section 6(i), the first sentence of Section 6(j), Section 9 and Section 10 hereof.

             12.  PURCHASES AS PRINCIPAL.  Unless FPL and the Agents shall
                  ----------------------
          otherwise agree, each sale of Securities to the Agents as principal for resale to others shall be made in accordance with the terms of this agreement and any separate agreement specified by FPL which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Agents. Each such separate agreement, herein referred to as a "Terms Agreement," whether oral (it being understood that such oral agreement shall be confirmed in writing prior to the Settlement Date) or in writing shall be with respect to such information (as applicable) as is specified in Exhibit C hereto. Any such writing may take the form of an exchange of any standard form of written telecommunication between the Agents and FPL. The Agents' commitment to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of FPL herein contained and shall be subject to the terms and conditions herein set forth. Such Terms Agreement may also specify any requirements for the opinions of counsel, accountants' letters and officers' certificates pursuant to Section 8 hereof.

             13.  MISCELLANEOUS.  The validity and interpretation of this
                  -------------
          agreement shall be governed by the laws of the State of New York. This agreement shall inure to the benefit of FPL, the Agents and, with respect to the provisions of Section 9 hereof, each controlling person referred to in said Section 9, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any Securities from the Agents.

             14.  NOTICES.  Except as otherwise specifically provided
                  -------
          herein or in the Procedures, all communications hereunder shall be in writing, or by telegram and, if to the Agents, shall be mailed or delivered to:






          or, if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

             15. COUNTERPARTS. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

             If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.


                                             Very truly yours,

                                             FLORIDA POWER & LIGHT COMPANY


                                             By
                                               ----------------------------


          Accepted and delivered as of
          the date first written above




          ----------------------------




          ----------------------------




          ----------------------------

                                      EXHIBIT A


                            FLORIDA POWER & LIGHT COMPANY
                        SECURED MEDIUM-TERM NOTES, SERIES
                                                          ---
                ADMINISTRATIVE PROCEDURES FOR FIXED AND VARIABLE RATE
                         SECURITIES ISSUED IN BOOK-ENTRY FORM


             Secured Medium-Term Notes, Series    , due from nine months to
                                              ---
          thirty years from date of issue (the "Securities") are to be offered on a continuing basis by Florida Power & Light Company
          ("FPL").                       as agents (each an "Agent" and
                    --------------------
          collectively, the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Securities. The Securities are being sold pursuant to a Distribution Agreement
          between FPL and the Agents dated               (the "Distribution
                                            ------------
          Agreement") to which these administrative procedures are attached as an exhibit. The Securities will be issued under FPL's Mortgage and Deed of Trust, dated as of January 1, 1944, to Bankers Trust Company, as Trustee (the "Trustee"), and The Florida National Bank of Jacksonville (now resigned), as
          supplemented, pursuant to the                Supplemental
                                        --------------
          Indenture dated as of                (the "Mortgage").  The
                                --------------
          Securities will either bear interest at a fixed rate (the "Fixed Rate Securities") or at a variable rate (the "Variable Rate Securities"). Bankers Trust Company will act as the paying agent (the "Paying Agent") for the payment of principal of and premium, if any, and interest on the Securities and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein. Terms defined in the Distribution Agreement shall have the same meaning when used in this exhibit.

             Each Security will be represented by a Global Security (as defined below) delivered to Bankers Trust Company, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. An owner of a Security represented by a Global Security will not be entitled to receive a certificate representing such a Security.

             Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities and record-keeping functions will be performed by FPL's Treasurer or its Assistant Treasurer.

             In connection with the qualification of the Securities for eligibility in the book-entry system maintained by DTC, Bankers Trust Company will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from FPL and Bankers Trust Company to DTC dated as of June 19, 1992, and a Medium-Term Note Certificate Agreement between Bankers Trust Company and DTC dated as of October 21, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

          PRICE TO PUBLIC
          ---------------

             Each Security will be issued at 100% of principal amount, unless otherwise determined by FPL and specified in a supplement to the Prospectus ("Pricing Supplement").

          ISSUANCE
          --------

             On any date of Settlement (as defined under "Settlement" below) for all Fixed Rate Securities, FPL will issue one or more global securities in fully registered form without coupons (a "Global Security") representing up to $
                                                  -------------------
          principal amount of all such Fixed Rate Securities that have the same Issue Price, Issue Date, Maturity Date, Interest Rate, Interest Payment Dates and terms for redemption, if any (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus (as defined in Section 3(a) of the Distribution Agreement)) (collectively the "Fixed Rate Terms"). On any date of Settlement for all Variable Rate Securities, FPL will issue one or more Global Securities representing up to $______________ principal amount of all such Variable Rate
           --------------
          Securities that have the same Issue Price, Issue Date, Maturity Date, base rate upon which interest may be determined (a "Base Rate"), which may be the Commercial Paper Rate, the Treasury Rate, LIBOR, the Cost of Funds Rate, the CD Rate, the Federal Funds Rate, the Prime Rate or any other rate set forth by FPL, Initial Interest Rate, Index Maturity, Spread or Alternate Rate Event Spread, if any, minimum interest rate, if any, maximum interest rate, if any, Interest Payment Dates and terms for redemption, if any (collectively, the "Variable Rate Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. No Global Security will represent any securities in certificated form.

          MATURITIES
          ----------

             Each Security will mature on a date mutually agreed upon by the purchaser and FPL, such date being at least nine months but not more than thirty years from the date of issuance.

          DENOMINATIONS
          -------------

             The Securities will be initially issued in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Securities having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount of such Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Security or Securities. In such a case, each of the Global Securities representing such Security or Securities shall be assigned the same CUSIP number.

          IDENTIFICATION NUMBERS
          ----------------------

             FPL has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Securities. FPL has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to Bankers Trust Company and to DTC's Underwriting Department a written list of such 900 CUSIP numbers. Bankers Trust Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Bankers Trust Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, and if it deems necessary, Bankers Trust Company or FPL will reserve additional CUSIP numbers for assignment to Global Securities representing the Securities. Upon obtaining such additional CUSIP numbers, Bankers Trust Company or FPL shall deliver a list of such additional CUSIP numbers to DTC's Underwriting Department.

          REGISTRATION
          ------------

             Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the bond register maintained under the Mortgage. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

          TRANSFERS
          ---------

             Transfers of a Security will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Security.

          CONSOLIDATIONS
          --------------

             After the first Interest Payment Date on individual issues of the Securities, Bankers Trust Company will deliver to DTC's Reorganization Department, Interactive Data Corporation and the CUSIP Service Bureau [at least 30 days before the day on which the consolidation is to be effective, as determined by Bankers Trust Company (the "Exchange Date"),] a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Securities having different original Issue Dates but otherwise the same Fixed Rate Terms or Variable Rate Terms, as the case may be, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Securities, on which such Global Securities shall be exchanged for a single replacement Global Security, (iii) a new CUSIP number to be assigned to such replacement Global Security and (iv) that the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. Upon receipt of such a notice, DTC will send to its Participants (including Bankers Trust Company) a written reorganization notice to the effect that such exchange will occur on such date. On the specified Exchange Date, Bankers Trust Company will exchange such Global Securities for a single Global Security bearing the new CUSIP number, the original Issue Dates, together with the respective principal amounts to which they relate, for all exchanged Global Securities and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" above).

          INTEREST
          --------

             Interest on each Security will accrue from and including the original Issue Date of, or the last date to which interest has been paid on, the Global Security representing such Security. Each payment of interest on a Security will include interest accrued through the day preceding, as the case may be, the Interest Payment Date (provided, however, that in the case of Variable Rate Securities which reset daily or weekly, interest payments will include interest accrued to but excluding the Record Date (as defined below) immediately preceding the Interest Payment Date), date of redemption or Maturity Date. Interest payable on the Maturity Date or date of redemption of a Security will be payable to the person to whom the principal of such Security is payable. DTC will arrange for each pending deposit message described under Settlement Procedure "C" below to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Security in the appropriate bond report published by Standard & Poor's Corporation.

             The Record Date with respect to any Interest Payment Date for a Fixed Rate Security shall be the fifteenth business day preceding such Interest Payment Date. The Record Date with respect to any Interest Payment Date for a Variable Rate Security shall be the date 15 calendar days (whether or not a business day) preceding such Interest Payment Date.

             Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the original Issue Date; provided, however, that the first payment of interest on any Global Security originally issued between a Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Record Date.

             If an Interest Payment Date with respect to any Variable Rate Security would otherwise fall on a day that is not a business day with respect to such Security, such Interest Payment Date will be the following day that is a business day with respect to such Security (and no interest shall accrue on such payment for the period from and after such Interest Payment Date), except that in the case of a LIBOR Security, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a business day in London.

          CALCULATION OF INTEREST
          -----------------------

             In the case of Fixed Rate Securities, interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest does not accrue on the 31st day of any month. Interest rates on Variable Rate Securities will be determined as set forth in the related Global Security. Interest will be calculated in the case of (a) Commercial Paper Rate, Prime Rate, LIBOR, Federal Funds Rate, Cost of Funds Rate, and CD Rate Securities on the basis of the actual number of days in the interest period divided by 360; and
          (b) Treasury Rate Securities, on the basis of the actual number of days in the interest period divided by the actual number of days in the year.

          INTEREST PAYMENTS
          -----------------

             Interest on Fixed Rate Securities will be payable semiannually on January 1 and July 1 and at maturity. Interest will be payable, in the case of the Variable Rate Securities which reset
          (a) daily, weekly or monthly (other than Cost of Funds Rate Securities), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure "A" below, or, in the case of the Cost of Funds Rate Securities, all of which reset monthly, on the first business day of each month or the first business day of each March, June, September and December, as specified pursuant to Settlement Procedure "A" below; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semiannually, on the third Wednesday of each of the two months of each year specified pursuant to Settlement Procedure "A" below; and (d) annually, on the third Wednesday of the month specified pursuant to Settlement
          Procedure "A" below and, in each case, at maturity.

             With regard to Variable Rate Securities on which the interest rate is reset daily or weekly, Bankers Trust Company shall deliver to DTC's Dividend Department, Standard & Poor's Corporation and Interactive Data Corporation on each day on which the amount of interest to be paid on the following Interest Payment Date (including the issue's first Interest Payment Date) is determined a listing of the CUSIP number assigned to each such issue along with corresponding specifications of the Record Date, Interest Payment Date, and dollar amount of interest per $1,000 principal amount of the Securities to be paid on such Interest Payment Date. For Variable Rate Securities on which the interest rate is reset monthly, quarterly, semiannually, or annually, Bankers Trust Company shall deliver a similar listing to Standard & Poor's Corporation and Interactive Data Corporation on the day interest payment amounts are determined.

             Promptly after each Record Date for each issue of Fixed Rate Securities, Bankers Trust Company will furnish FPL and DTC's Dividend Department a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate bond reports published by Standard & Poor's Corporation. FPL will pay to Bankers Trust Company the total amount of interest due on such Interest Payment Date (other than on the Maturity Date), and Bankers Trust Company will pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below. The Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security, will assume responsibility for withholding taxes on interest paid as required by law.

             Bankers Trust Company will take all action necessary so that the Interest Payment Dates and the Record Dates with respect thereto, for each Global Security, together with the amount of interest payable on each of such Interest Payment Dates, shall be listed in the appropriate daily bond report published by Standard & Poor's Corporation.

          MATURITY
          --------

             On or about the first business day of each month, Bankers Trust Company will deliver to FPL and DTC a written list of principal, interest and premium, if any, to be paid on each Global Security maturing either on the Maturity Date or the date of redemption in the following month. FPL and DTC will confirm with Bankers Trust Company the amounts of such principal, interest and premium, if any, payments with respect to each such Global Security on or about the fifth business day preceding the Maturity Date or the date of redemption, as the case may be, of such Global Security. FPL will pay to Bankers Trust Company the principal amount of such Global Security, together with interest and premium, if any, due on such Maturity Date or date of redemption. Bankers Trust Company will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity Date or the date of redemption of such Global Security, Bankers Trust Company will cancel such Global Security in accordance with the terms of the Mortgage. On the first business day of each month, Bankers Trust Company will deliver to FPL a written statement indicating the total principal amount of outstanding Global Securities as of the immediately preceding business day.

          MANNER OF PAYMENT
          -----------------

             The total amount of any principal, interest and premium, if any, due on Global Securities on any Interest Payment Date or on the Maturity Date or the date of redemption shall be paid by FPL to Bankers Trust Company in immediately available funds for use by Bankers Trust Company on such date. FPL will make such payment on such Global Securities by wire transfer to Bankers Trust Company or by Bankers Trust Company's debiting the account of FPL maintained with Bankers Trust Company. FPL will confirm such instructions in writing to Bankers Trust Company. Prior to 10:00 a.m. (New York City time) on each Maturity Date or date of redemption or as soon as possible thereafter, Bankers Trust Company will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or date of redemption. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between Bankers Trust Company and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Securities represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither FPL nor Bankers Trust Company shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of, interest on and premium, if any, on the Securities.

          PROCEDURE FOR POSTING
          ---------------------

             FPL and the Agents will discuss from time to time the rates of interest per annum to be borne by, the maturity, and other terms of, Securities that may be sold as a result of the solicitation of offers to purchase by the Agents.

          ACCEPTANCE AND REJECTION OF OFFERS; AUTHORIZED PERSONS
          ------------------------------------------------------

             Oral instructions regarding sales of Securities will be given for FPL by [Dilek L. Samil, Scott Craig], or such other persons as may be designated from time to time. Oral instructions to
                       will be accepted by                 , or such other
          ------------                     ----------------
          persons as may be designated from time to time.  Oral
          instructions to            will be accepted by
                          ----------
                             , or such other persons as may be designated
          -------------------
          from time to time.  Oral instructions to                 will be
                                                   ---------------
          accepted by                    , or such other persons as may be
                      -------------------
          designated from time to time.  Oral instructions to
                             will be accepted by                   , or
          ------------------                     ------------------
          such other persons as may be designated from time to time.

             FPL shall have the sole right to accept offers to purchase Securities from FPL and may reject any such offer in whole or in part. Each Agent shall promptly communicate to FPL, orally or in writing, each reasonable offer to purchase Securities from FPL received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising FPL, to reject any offers in whole or in part.

          SETTLEMENT
          ----------

             The receipt of immediately available funds by FPL in payment for a Security (less the applicable commission) and the authentication and issuance of the Global Security representing such Security shall, with respect to such Security, constitute "Settlement". All offers accepted by FPL will be settled three business days from the date of acceptance by FPL pursuant to the timetable for Settlement set forth below unless FPL and the purchaser agree to Settlement on another day that shall be no earlier than the next business day.

          SETTLEMENT PROCEDURES
          ---------------------

             In the event of a purchase of Securities by an Agent, as principal, appropriate settlement details will be set forth in a Terms Agreement to be entered into between such Agent and FPL.

             Settlement procedures with regard to each Security sold through each Agent shall be as follows:

             A. Such Agent will advise FPL by telephone (confirmed in writing, which may include telex or facsimile) or by telex or facsimile, of the following sale information:

                  1.   Exact name of the purchaser.

                  2.   Principal amount of the Security.

                  3.   Issue price of the Security.

                  4.   Issue date of the Security.

                  5.   Settlement date.

                  6.   Maturity date.

                  7.   Interest rate.

                       (a)  Fixed Rate Securities:

                            i)   interest rate

                       (b)  Variable Rate Securities:

                            i)   base rate
                            ii)  initial interest rate
                            iii) spread or alternate rate event spread, if
                                 any
                            iv)  interest reset dates
                            v)   interest reset period
                            vi)  interest payment dates
                            vii) interest payment period
                            viii) interest determination dates
                            ix)  index maturity
                            x)   maximum and minimum interest rates, if any
                            xi)  calculation date

                  8. Redemption dates, if any, including any initial redemption date, par date and limitation date.

                  9. Redemption premium, if any, including any initial percentage and reduction percentage.

                  10. Agent's commission (to be paid in the form of a discount from the proceeds remitted to FPL upon Settlement) and its certification that the purchasers of the Security have been solicited solely by such Agent.

                  11.  Net proceeds to FPL.

             B. Bankers Trust Company will assign a CUSIP number to the Global Security representing such Security and FPL will advise Bankers Trust Company by telephone or by telex or facsimile of the information set forth in Settlement Procedure "A" above to be confirmed in a written request for the authentication and delivery of such Global Security, such CUSIP number and the name of such Agent. Bankers Trust Company will also notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by FPL shall constitute a representation and warranty by FPL to Bankers Trust Company and each Agent that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by FPL,
          (ii) the Global Security representing such Security will conform with the terms of the Mortgage pursuant to which such Security and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Securities initially offered and issued under the Mortgage
          will not exceed $                   (except for Global Securities
                           ------------------
          or Securities represented by and authenticated and delivered in exchange for or in lieu of Securities in accordance with the Mortgage).

             C. Bankers Trust Company will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, and such information will be routed to Standard & Poor's Corporation through DTC:

                  1.   The information set forth in Settlement
          Procedure "A".

                  2. Identification as a Fixed Rate Security or a Variable Rate Security.

                  3. Initial Interest Payment Date for such Security, number of days by which such date succeeds the related Record Date (or, in the case of Variable Rate Securities which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

                  4. CUSIP number of the Global Security representing such Security.

                  5. Whether such Global Security will represent any other Security (to the extent known at such time).

                  6.   Interest payment period.

             D. Bankers Trust Company will complete and authenticate the Global Security representing such Security.

             E. FPL will cause the appropriate amount of intangible tax and document excise tax to be paid in accordance with applicable Florida law and Georgia law.

             F. Steel Hector & Davis LLP will (by telecopy followed by an original copy) provide Bankers Trust Company with an opinion regarding authentication.

             G. DTC will credit such Security to Bankers Trust Company's participant account at DTC.

             H. Bankers Trust Company will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Security to Bankers Trust Company's participant account and credit such Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit Bankers Trust Company's settlement account for an amount equal to the price of such Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Bankers Trust Company to DTC that (a) the Global Security representing such Security has been issued and authenticated and (b) Bankers Trust Company is holding such Global Security pursuant to the Secured Medium-Term Note Certificate Agreement between Bankers Trust Company and DTC.

             I. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Security to such Agent's participant account and credit such Security to the participant accounts of the Participants with respect to such Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Security.

             J. Bankers Trust Company will transfer to the account of FPL maintained at Bankers Trust Company of New York, New York, in immediately available funds in the amount transferred to Bankers Trust Company in accordance with Settlement Procedure "H" upon receipt of such funds.

             K. Such Agent will confirm the purchase of such Security to the purchaser either by transmitting to the Participants with respect to such Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Security with or prior to any written offer of Securities and the confirmation and payment by the purchaser for the Security.

             L. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "H" and "I" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

             M. Bankers Trust Company will send a copy of the Global Security by first-class mail to FPL together with a statement setting forth the principal amount of Securities outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Securities of which FPL has advised Bankers Trust Company but which have not yet been settled.

          SETTLEMENT PROCEDURES TIMETABLE
          -------------------------------

             For offers accepted by FPL, Settlement procedures "A" through "L" set forth above shall be completed to the extent possible at or before the respective times set forth below:

        ----------------------------------------------------------------
        Settlement Procedure               Time (New York)
        ----------------------------------------------------------------
              A (1-11)                  11 a.m. on the sale date
        ----------------------------------------------------------------
                  B                     12 Noon on the sale date
        ----------------------------------------------------------------
                  C                     2 p.m. on the sale date
        ----------------------------------------------------------------
                 D-F                    9 a.m. on the Settlement Date
        ----------------------------------------------------------------
                  G                     10 a.m. on the Settlement Date
        ----------------------------------------------------------------
                 H-I                    2 p.m. on the Settlement Date
        ----------------------------------------------------------------
                 J-K                    4:45 p.m. on the Settlement Date
        ----------------------------------------------------------------
                  L                     3:30 p.m. on the Settlement Date
        ----------------------------------------------------------------

             If a sale is to be settled more than one business day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11 a.m., 12 Noon and 2:00 p.m., as the case may be, on the first business day after the sale date. In connection with a sale which is to be settled more than one business day after the sale date, if the initial interest rate for a Variable Rate Note is not known at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rates have been determined, but no later than 12 Noon and 2:00 p.m., as the case may be, on the second business day before the Settlement Date. Settlement Procedures "L" and "J" are subject to extension in accordance with any extension of Fedwire closing deadlines and in other events specified in the SDFS operating procedures in effect on the Settlement Date.

             If Settlement of a Security is rescheduled or canceled, FPL will instruct Bankers Trust Company to deliver to DTC a cancellation message to such effect by no later than 12 Noon on the business day immediately preceding the scheduled Settlement Date and Bankers Trust Company will enter such order by 2:00 p.m. through DTC's Participation Terminal System.

          PRICING SUPPLEMENT
          ------------------

             If FPL accepts an offer to purchase a Security, FPL will prepare a Pricing Supplement reflecting the terms of such Security and will arrange to have ten copies of the Pricing Supplement filed with the Commission not later than the close of business on the second Business Day following such acceptance of an offer to purchase such Security and will supply at least ten copies of the Pricing Supplement to the Agent. The Agent will cause the Prospectus and Pricing Supplement to be delivered to the purchaser of the Security in accordance with the procedures set forth in "Delivery of Prospectus" below.

          FAILURE TO SETTLE
          -----------------

             If Bankers Trust Company or the Agent fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure "H" or "I", Bankers Trust Company may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Security to Bankers Trust Company's participant account, provided that Bankers Trust Company's participant account contains a principal amount of the Global Security representing such Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Securities represented by a Global Security, Bankers Trust Company will mark such Global Security "canceled", make appropriate entries in Bankers Trust Company's records and send such canceled Global Security to FPL. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
          If a withdrawal message is processed with respect to one or more, but not all, of the Securities represented by a Global Security, Bankers Trust Company will exchange such Global Security for another Global Security, which shall represent the Securities previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global Security.

             If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Security may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "I" and "H", respectively. The Agent will notify Dilek L. Samil or Scott Craig of FPL by telephone, confirmed in writing, of such failure. Thereafter, Bankers Trust Company will deliver the withdrawal message and take the related actions described in the preceding paragraph.

             Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Securities to have been represented by such Global Security and will make appropriate entries in its records.

          PROCEDURE FOR RATE CHANGES
          --------------------------

             When a decision has been reached to change interest rates on or other variable terms with respect to any Securities being sold by FPL, FPL will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Securities. The Agents will telephone FPL with recommendations as to the changed interest rates or other variable terms. At such time as FPL has advised each of the Agents of the new interest rates on or other variable terms with respect to the Securities, the Agents may resume solicitation of offers to purchase such Securities. Until such time only "indications of interest" may be recorded.

          SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT
          ---------------------------------------------------

             If, during any period in which, in the opinion of Counsel for the Agents, a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, FPL will notify the Agents promptly to suspend solicitation of purchases of the Securities and each Agent shall suspend its solicitations of purchases of Securities; and if FPL shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Upon the Agents' receipt of such amendment or supplement and advice from FPL that solicitations may be resumed, the Agents will resume solicitations of purchases of the Securities.

             In addition, FPL may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from FPL until such time as FPL has advised them that solicitation of offers to purchase may be resumed. If FPL decides to amend or supplement the Registration Statement or the Prospectus relating to the Securities (other than to change interest rates, maturity dates and/or redemption terms), it will promptly advise the Agents and Bankers Trust Company and will furnish the Agents and Bankers Trust Company copies of the proposed amendment or supplement.

             In the event that at the time the Agents, at the direction of FPL, suspend solicitation of offers to purchase from FPL there shall be any orders outstanding which have been accepted but which have not been settled, FPL will promptly advise the Agents and Bankers Trust Company whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. FPL will have the sole responsibility for such decision and for any arrangement which may be made in the event that FPL determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

          DELIVERY OF PROSPECTUS
          ----------------------

             Each Agent will provide a copy of the relevant Prospectus, appropriately amended or supplemented, which must accompany or precede each written offer of a Security by such Agent, each written confirmation of a sale sent to a purchaser or his agent by such Agent and payment for each Security by a purchaser.

          AUTHENTICITY OF SIGNATURES
          --------------------------

             FPL will cause Bankers Trust Company to furnish the Agents from time to time with the specimen signatures of each of Bankers Trust Company's officers, employees and agents who have been authorized by Bankers Trust Company to authenticate Securities, but the Agents will have no obligation or liability to FPL or Bankers Trust Company in respect of the authenticity of the signature of any officer, employee or agent of FPL or Bankers Trust Company on any Security.

          ADVERTISING COSTS
          -----------------

             FPL will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Securities. Advertising expenses in connection with solicitation of offers to purchase Securities from FPL will be paid by FPL.

                                                                  EXHIBIT B


             FPL agrees to pay each Agent a commission in the range of the following percentages of the aggregate principal amount of Securities sold to purchasers solicited by such Agent or, in the event the Securities are being sold at a discount, the issue price thereof. The actual commission to be paid by FPL to each Agent will be set forth in separate agreements between FPL and each of the Agents.

                                                      Commission Rate Range
                          (as a percentage of aggregate principal amount of
                    Securities sold or the issue price, as the case may be)
                    -------------------------------------------------------


          Term

          9 months to less than 12 months

          12 months to less than 18 months

          18 months to less than 24 months

          2 years to less than 3 years

          3 years to less than 4 years

          4 years to less than 5 years

          5 years to less than 6 years

          6 years to less than 7 years

          7 years to less than 8 years

          8 years to less than 9 years

          9 years to less than 10 years

          10 years to less than 15 years

          15 years to less than 20 years

          20 years to 30 years

                                                                  EXHIBIT C


                                   TERMS AGREEMENT


                              , 19
          --------------------    --


          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Attention: Treasurer

          The undersigned agrees to purchase $                   principal
                                              ------------------
          amount of the Securities of Florida Power & Light Company pursuant to the terms and conditions set forth in the
          Distribution Agreement dated                    ,        (the
                                        ------------------  ----
          "Distribution Agreement") and in the Schedule attached hereto.

          [Indicate whether the legal opinions and/or the accountant's letter and/or the officer's certificate described in Sections 8(c), 8(d) and 8(e), respectively, will or will not be required.]

                                        [Additional terms]

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.



                                        By
                                          ----------------------------



          Accepted:                   , 19
                     -----------------    --

          Florida Power & Light Company


          By
            ----------------------------------

                               SCHEDULE 1 TO EXHIBIT C


          Registration Statement:

          No. 333-
                   -------------------

          Mortgage:


             Mortgage and Deed of Trust dated as of January 1, 1944, between FPL and Bankers Trust Company, as Trustee, and The Florida National Bank of Jacksonville (now resigned) as supplemented.

          Aggregate Principal Amount:

          Price to Public:

          Purchase Price by                    :
                            -------------------
                  % of the principal amount of the Purchased Securities,
             -----
             plus accrued interest from                     to
                                        -------------------
                                .
             -------------------

          Purchase Date and Time:

          Settlement Date:

          Method of and Specified Funds for
          Payment of Purchase Price:

          Closing Location:

          Redemption Provisions:

          Maturity:

          If fixed rate securities

             Interest Rate:  (       %)

             Interest Payment Date(s):

          If variable rate securities

             Base Rate:

             Initial Interest Rate:

             Interest Determination Dates:

             Interest Reset Dates

             Interest Reset Period:

             Interest Payment Dates:

             Index Maturity:

             Interest Payment Period:

             Maximum Interest Rate:

             Minimum Interest Rate:

             Calculation Date:

             Spread or Alternate Rate Event Spread:

             Spread Multiplier:

          Syndicate Provisions:

             (Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting
             with                     or                    , as the case
                  -------------------    -------------------
             may be).

          Additional terms: